EXHIBIT 23.5

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Coral World International Ltd., we hereby consent to the incorporation of our report included in this Form 10K, into the Company’s previously filed Registration Statement File No. 333-61895, and No. 333-55970.

Fahn, Kanne & Co.
Certified Public Accountants (Isr.)

Tel-Aviv, Israel
March 28, 2004